UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2015

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, our Board of Directors appointed Maritza G. Montiel to serve as a director of the Company effective December 18, 2015.  Ms. Montiel’s appointment expands the size of the Board to 12 directors.

Ms. Montiel served as Deputy Chief Executive Officer and Vice Chairman of Deloitte LLP from 2011 until her retirement in May 2014. Prior, she held numerous senior management roles at Deloitte, including Managing Partner (Leadership Development and Succession, Deloitte University) from 2009 to 2011, and Regional Managing Partner from 2001 to 2009. During Ms. Montiel's tenure at Deloitte, she was the Advisory Partner for many engagements in which Deloitte was the principal auditor.  Ms. Montiel currently serves on the Boards of Directors of AptarGroup, Inc. and McCormick & Company.

The Board has determined that Ms. Montiel is an independent director under the New York Stock Exchange listing standards and under our corporate governance principles.  For her services as an independent director, Ms. Montiel will receive the same fees and compensation as other non-management directors for similar services. A description of the fees and compensation paid to non-management directors of the Company is set forth under the sections entitled “Director Compensation for 2014” and “Director Compensation for 2015” in the Company’s definitive proxy statement filed on April 17, 2015, which sections are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1 - Press release dated December 16, 2015

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	December 16, 2015	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel & Secretary
Title: